EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statements Nos. 333-09797 and 333-36845 of Cylink Corporation, on Form S-8 of our report dated February 10, 2000 appearing in this Annual Report on Form 10-K of Cylink Corporation for the year ended December 31, 1999.



/s/ DELOITTE & TOUCHE LLP


Deloitte & Touche LLP
San Jose, California
March 27, 2000


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